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                                                                   EXHIBIT 10.13


                          AMCAST INDUSTRIAL CORPORATION

                     NONQUALIFIED SUPPLEMENTARY BENEFIT PLAN



Article I. PURPOSE AND DEFINITIONS

              1.1 PURPOSE - In order to permit all employees of the Company to earn equal and full credit for all years of service to the Company and to cause all employee's pensions to be calculated based on the employee's total Income as an employee of the Company, the Company has adopted the following supplemental retirement plan (the "Plan").

              1.2 ACTUARIAL EQUIVALENT - A benefit equal in value to the benefit for which it is substituted as determined actuarially on the basis of such rates of interest and rates of mortality herein set forth. Actuarial Equivalent under this Plan will be calculated assuming an investment return based on the PBGC interest rate in effect on the first day of the year in which the retirement occurs and the UP-1984 Mortality Table.

              1.3 COMPANY - Amcast Industrial Corporation, an Ohio corporation, and its divisions and subsidiaries.

              1.4 EXECUTIVE PARTICIPANT - A Participant who is, as of June 1, 1999, the Chairman of the Board of Directors of the Company or a corporate officer of the Company who reports directly to the Chairman or is the President of Elkhart Products Corporation.

              1.5 INCOME - The total compensation paid during employment to a Participant by the Company while he or she is a Participant, including regular pay, overtime pay, annual incentive payments, bonuses, commissions, and a Participant's salary deferral contributions to the Company's 401(k) Salary Deferral Plan and Employees Flexible Compensation Plan, but excluding any other Employer contributions made to any "employee benefit plan" for the Participant, such as reimbursed expenses, special awards, gifts or allowances, severance payments, payments under the Company's Long-Term Incentive Plan and extraordinary compensation.

              1.6 PARTICIPANT - All employees of the Company shall be eligible to participate in the Plan provided that they are members of the Amcast Merged Pension Plan, Part "A", f/k/a the Amcast Pension Plan for Salaried Employees and whose income exceeds the amount specified in 401(a)(17) of the Federal Code.


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              1.7 PARTICIPANT'S BENEFICIARY - The person or persons entitled to receive benefits under the Qualified Plan because of a relationship with or designation by a Participant. The Participant's Beneficiary is entitled to receive a portion of the Participant's benefits under the Plan equal to the portion of Participant's benefits that the Participant's Beneficiary is entitled to receive under the Qualified Plan.

              1.8 QUALIFIED PLAN - The Amcast Merged Pension Plan, Part "A", f/k/a the Amcast Pension Plan for Salaried Employees.

Article II. ADMINISTRATION

              2.1 ADMINISTRATOR - The Plan shall be administered by the pension and benefits department of the Company.

Article III. BENEFITS

              3.1 QUALIFIED PLAN PENSION - At the time of retirement, all Participants shall have their pensions calculated under the provisions of the Qualified Plan, taking into account the Participant's age and years of service at retirement, the retirement option selected by Participant, and such other factors set forth in the Qualified Plan or any provision of federal, state, or local law, as would affect the calculation of Participant's benefit under the Qualified Plan. This is the amount of the pension payments payable to Participant or Participant's Beneficiary under the Qualified Plan.

              3.2    BENEFITS UNDER THE PLAN

              a. At the time of a Participant's retirement, the
                    following calculation shall be made:

              i.  Any Participant who is not an Executive Participant shall have a calculation made as to the amount their benefits would be under the Qualified Plan using the same formula as described in Section 3.1 hereof, but not taking into account any reduction in benefits or any reduction in the amount of income or time of service used in calculating benefits resulting from any provision of federal, state or local law.

              ii. Any Participant who is an Executive Participant shall have a calculation made as to the amount their benefits would be under the Qualified Plan using the formula as described in
                    Section 3.1 hereof, not taking into account any reduction in benefits or any reduction in the amount of income or time of service used in calculating benefits resulting from any provision of federal, state or local law (including, but not limited to, Section 401 (a)(4) of the Internal Revenue Code of 1986, as amended, and regulations thereunder), and further modified as follows:

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                      A. In calculating such benefits, 2.5 % shall be
                           substituted for the percentage used in making the calculation described in Section 1.1 (a)(ii)(A) of the Qualified Plan.

                      B. In calculating such benefits, any such Participant's
                           Credited Service (as defined in the Qualified Plan) shall be increased by 3 full years, with the total of such Credited Service not to exceed 30 years; and

                      C. In calculating any reduction for early commencement
                           of such benefits, any such Participant's age shall be deemed to be 3 years more than his actual age, with his deemed age not to exceed age 65.

              b. In any instance where the benefit payable to a Participant or the Participant's Beneficiary under the Qualified Plan is less than the benefit calculated for such Participant in accordance with the applicable provisions of paragraph 3.2(a) above, the Participant or Participant's Beneficiary shall be entitled to receive a pension under the Plan in an amount which when added to the amount the Participant or Participant's Beneficiary is entitled to receive under the Qualified Plan, results in a total amount of pension payments payable to the Participant or Participant's Beneficiary from the Plan plus the Qualified Plan equal to the amount calculated with respect to the Participant or Participant's Beneficiary in accordance with the applicable provisions of paragraph 3.2(a) above.

              3.3 PAYMENT OF PLAN BENEFITS - Benefits shall be payable to Participants under the terms of any of the following options.

                      a. Benefits under the Plan shall be payable at the same times and intervals as benefits payable under the Qualified Plan.

                      b. Notwithstanding Section 3.3(a) hereof, at any time after the end of Participant's employment with the Company and at the election of the Participant or Participant's Beneficiary, the Company shall pay to the Participant or Participant's Beneficiary an amount equal to the Net Present Value Amount, as defined in Section 3.5 hereof, less 10 percent of such amount. After the payment described in this
                              Section 3.3(b) is made, the Company shall have no further obligation to Participant or Participant's Beneficiary under this Plan. In calculating such Net Present Value Amount, the Determination Date shall be the date on which Participant exercised his or her option under this Section.




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                              Such Net Present Value Amount shall be paid to
                              Participant as soon as practical, but not more than 30 days after the Determination Date.

                      c. Notwithstanding Section 3.3 (a) hereof, in the event of a Change of Control of the Company (as defined in the form of contract approved for certain executives of the Company by the Board of Directors of the Company on 12/19/89 ("Change of Control Agreements"))("Change of Control"), the Company shall fund the Trust, as hereinafter defined, in an amount equal to the Net Present Value Amount (as defined at Section 3.5). In calculating such Net Present Value Amount, the Determination Date shall be the date on which the Change of Control occurred. Funding of the Trust, either under this Section or voluntarily by the Company, will not relieve the Company of any of its payment obligations under this Plan, and such obligations will be fulfilled only upon actual payment in accordance with this Plan.

                      d. Notwithstanding Section 3.3 (a) hereof, Participant shall be entitled, no later than three months prior to termination of Participant's employment with Company, to elect to receive the Net Present Value Amount at the time payments begin under the qualified plan. Participant shall have the option to change such election from time to time provided that such change is made no later than three months prior to the commencement of any payments hereunder to Participant. After the payment described in this Section is made, the Company shall have no further obligation to the Participant under this Plan. In calculating the Net Present Value Amount in regard to this Section 3.3(d), the Determination Date shall be the first day of the month preceding Participant's termination of employment.

                      e. Notwithstanding Section 3.3 (a) hereof, in the event the trust has been funded as a result of a Change of Control and the Participant's employment with the Company is terminated by the Company for any reason other than cause (as defined in the Change of Control Agreements), Employee shall have the option to elect to receive the Net Present Value Amount, provided such election is made no later than one week after Employee's termination by the Company. Payment shall be made on the date on which the first payment is due under the qualified plan. After the payment described in this Section is made, the Company shall have no further obligation to the Participant under this Plan. In calculating the Net Present Value Amount in

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                              regard to this Section 3.3 (e), the Determination
                              Date shall be the date on which the Participant exercised his or her option under this Section.

              3.4 TRUST - The Company agrees it will establish a "Rabbi" trust (the "Trust"), and a copy of which will be attached hereto as Annex A.

                      a. If the Trust is funded at the time a payment is required under this Agreement, the payment will be made on behalf of the Company by the Trustee out of Trust funds to the extent permitted by the Trust; provided that the making of such payment shall not reduce the balance in the Trust below the Net Present Value Amount (as defined in
                              Section 3.5) of the then remaining payments to all participants. The Determination Date for each such calculation of Net Present Value Amount will be the related payment date.

                              At any time when it is determined that the remaining assets of the trust are reduced to an amount below the Net Present Value Amount of all remaining payments to all participants the company shall, within six months of such determination, deposit an amount in the trust so that the assets of the trust are at least equal to the Net Present Value Amount of all remaining payments to all participants.

                      b. In the event all required payments are made to all Participants or their Beneficiaries, all funds remaining in the Trust shall be immediately delivered to the Company.

              3.5 NET PRESENT VALUE AMOUNT - For the purpose of determining the amount needed to fund the Trust as described in Section 3.4 or the amount of payments to be made as described in Section 3.3, the Company's independent actuaries will calculate the net present value of all payments remaining to be made to Participant or Participant's Beneficiary under this Plan (herein the "Net Present Value Amount"). The Net Present Value Amount shall be determined as of the Determination Date (herein the "Determination Date") in accordance with the provisions of Annex B attached.

Article IV. GENERAL

              4.1 AMENDMENT AND TERMINATION - The Plan may be altered or terminated only by action of three-fourths (3/4) of the entire Board of Directors of the Company at a valid meeting. Such termination shall in no way effect, alter, or reduce any vested right of any Participant existing at the time of the termination.

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              4.2 VESTING - Participant's rights under the Plan shall vest at the time when the Participant's Income and time of service are such that Participant would be entitled to receive a pension under the Plan if Participant were of retirement age under the terms of the Qualified Plan and retired under the Qualified Plan or, in the case of an Executive Participant, has completed five years of service as calculated under the plan.

              4.3 EFFECT ON QUALIFIED PLANS - The adoption, administration, amendment, or termination of the Plan shall have no effect upon the Qualified Plan or any other of the Company's qualified plans.

              4.4 NON-ASSIGNABILITY OF RIGHT TO RECEIVE BENEFITS - The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and if any attempt is made to do so, or a person eligible for any benefit becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Company, and the Committee may cause the same to be held or applied for the benefit of such person or one or more of his or her dependents in such manner as it deems proper.

              4.5 THIS PLAN NOT AN EMPLOYMENT CONTRACT - This Plan does not give to any Participant the right to be continued in employment or otherwise enlarge or affect employment status or rights.

              4.6 APPLICABLE LAW - All questions pertaining to the construction, validity, and effect of the provisions hereof are to be determined in accordance with the laws of the State of Ohio.

              4.7 NON-FUNDED PLAN - Except as provided herein, the entire cost of the Plan will be paid from the general assets of the Company. It is the intent of the Company to pay benefits under the Plan as they become due under the provisions of Section 3.3 hereof. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of the Company.

              4.8 PLAN NOT A QUALIFIED PLAN - The Plan is not intended to be a qualified pension plan or to be a benefit or welfare plan subject to ERISA.

              4.9 EFFECT ON CONTRACTUAL RIGHTS - The Plan shall not reduce or otherwise adversely affect any contractual right with respect to retirement of any person who is a Participant or a Participant's Beneficiary, or relieve the Company of any contractual obligation with respect to retirement of any person who is a Participant or Participant's Beneficiary, except to the extent of payments made under this Plan.

              4.10 SEVERABILITY - If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.



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              4.11 EFFECTIVE DATE - The Plan is effective as of June 1, 1999.



                                           /s/ JOHN H. SHUEY
                                           ------------------------------
                                           John H. Shuey, Chairman, President
                                           and Chief Executive Officer

ATTEST:


/s/ DENIS G. DALY
-------------------------------------
Denis G. Daly, Secretary





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                                     ANNEX B



In calculating the Net Present Value Amount, the following provisions shall apply; (i) all remaining payments under the SERP shall be provided for; (ii) the actuarial principles used in connection with the Qualified Plan shall be used to establish the life expectancy of Participant, Participant's spouse, or their combined life expectancy, as the case may be, as of the Determination Date for purposes of establishing the period over which the payments under Article 3 shall be assumed to be made; and (iii) an annual discount rate equal to the PBGC Discount Rate shall be used to discount future payments to the Determination Date, or if applicable to calculate a lump sum amount pursuant to Section 3.3 for any Participant with an agreement that limits certain benefits to avoid the 20% tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, such other discount rate as is necessary to avoid any payments from being subject to such additional 20% tax. As used in this Annex B, the PBGC Discount Rate shall mean the average of the PBGC discount rates used pursuant to
Section 417(e) (3) (B) of the Internal Revenue Code of 1986 as amended, for the three months immediately preceding the Determination Date.


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